EX-99.906CERT

CERTIFICATION

Nicholas Veronis, President/Principal Executive Officer, and Indira Mahadeo Treasurer/Principal Financial Officer of iDirect Private Markets Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer	Treasurer/Principal Financial Officer

/s/ Nicholas Veronis	/s/ Indira Mahadeo

Date:	12/06/2024	Date:	12/06/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.